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                                                                   EXHIBIT 10.13

                                    AGREEMENT

This Agreement, made and entered into this day of 15th November, 2001 by and between:

SHANGHAI LINKTONE CONSULTING CO., LTD., a company organized and existing under the laws of Peoples Republic of China ("PRC") and having its principal place of business at 6F, 18 Xi Zang Zhong Road, Shanghai 20001, PRC, and

SHANGHAI WEILAN COMPUTER CO., LTD., a company organized and existing under the laws of PRC and having its principal place of address at 6F, 18 Xi Zang Zhong Road, Shanghai 200001, PRC (both companies stated being joint and severally liable hereunder and hereinafter called "LINKTONE"),

and

MITSUBISHI CORPORATION, a corporation organized and existing under the laws of Japan and having its principal place of business at 6-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called "MC")

                                   WITNESSETH:

WHEREAS, Linktone desires to procure the Contents, as hereinafter defined, from the Providers, as hereinafter defined, in Japan during the effective period of this Agreement and for the said purpose desires to engage the service of MC in connection with the said procurement of the Contents, and

WHEREAS, MC is willing to render services necessary for the procurement of the Contents with the common understanding that MC may, for the purpose of this Agreement, appoint its subsidiary, under the terms and condition hereinafter set forth.

NOW, THEREFORE, it is agreed between the parties hereto as follows:

1.       APPOINTMENT

1.1 Linktone, upon terms and conditions herein set forth, hereby appoints MC as its exclusive representative to procure Japanese contents suitable for the wireless information providing services (the "CONTENTS") which are created and supplied by companies in Japan (the "PROVIDERS") and MC accepts the appointment with the common understanding that MC may, for the purpose of this Agreement, appoint its subsidiary.

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1.2      MC shall use its commercially reasonable efforts to introduce Contents to Linktone which, at MC's discretion, are thought to be valuable for the wireless information providing services in PRC.

1.3 MC shall negotiate with the Providers on terms and conditions of the procurement, license and /or the use of the Contents for and on behalf of Linktone in accordance with instruction from Linktone.

2.       INSTRUCTIONS OF LINKTONE

2.1 MC shall conform with the instructions given, from time to time, by Linktone to MC in selecting the Providers and the terms and conditions of the procurement, license and/or the use of the Contents.

3.       PROCUREMENT CONTRACT

3.1 All the agreements with respect to the procurement, license and/or the use of the Contents shall be signed and executed between Linktone and the Providers. For the avoidance of doubt, MC shall not in any way liable or responsible for any obligation and/or liability under any agreements between Linktone and the Providers.

3.2 MC shall, in negotiating the terms and conditions of the agreement to be executed between the Providers and Linktone, inform by itself to Providers that any terms and conditions of the agreement for the procurement, license and/or the use of the Contents shall be subject to acceptance of Linktone.

4.       EXPENSES

4.1 All Expenses and disbursements incurred by MC in its performance of this Agreement shall be borne by MC.

5.       COMMISSION

5.1 Linktone shall pay MC a commission in U.S. dollar currency at the rate of five percent (5 %) of all Gross Revenue, as defined in section 5.3 below, for the period of three (3) years from the commencement of service of the Contents in PRC market.

5.2 Such commission shall be calculated each month and shall be payable to MC within 60 days from the last day of each month in which the service of the Contents is rendered by telegraphic transfer to the bank account designated by MC.

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5.3      Gross Revenue shall mean total sales amount of the service of the
         Contents after excluding business tax (5%), network usage fee and billing service commission charged by the operators, which shall include (a) sales by Linktone itself, (b) sales by the third party which Linktone gives license to, and (c) sales price of the Contents sold to the third party by Linktone. On behalf of MC, Linktone shall pay business tax (5%) and income tax (according to the sheet issued by Chinese tax authority), which are contained in five percent (5%) of all Gross Revenue incurred by MC, before paying such commission to MC. At the request of MC, Linktone shall provide the invoice and other financial evidence to MC for the refund of the income tax.

5.4 Linktone agrees not to sublicense or sell the Contents to any third party without prior written consent by MC.

6.       NO LIABILITIES

6.1 During the effective period as defined in section 7.1 below, in no event shall MC be liable to Linktone for any claims including claims from any third parties, arising out of or in connection with the agreement between Linktone and Providers, and Linktone and third party, whether in contract or tort, and Linktone shall indemnify and hold MC harmless against and from any damages, losses and expenses (including a reasonable attorney's fee) incurred by MC in connection with such claims.

7.       EFFECTIVE PERIOD

7.1 This Agreement shall be effective for a period of one (1) year commencing on the date hereof and shall thereafter be automatically extended for successive one (1) year renewal terms, unless either party gives the other a notice of termination in writing at least one (1) month prior to the expiration of the original terms or any such extension terms of this Agreement.

8.       NON-ASSIGNABILITY

8.1 This Agreement, or any right or obligation hereunder, shall not be assigned by either party without the prior written consent of the other party.

9.       WAIVER

9.1 The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or the right of the party thereafter to enforce each and every such provision.

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10.      GOVERNING LAW

10.1 All questions arising out of or under this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11.      ENTIRE AGREEMENT

11.1 This Agreement is intended by the parties as the final expression and the complete and exclusive statement of the terms of the agreement between the parties with respect to the solicitation of orders for the Products and supersedes any other prior or contemporaneous written or oral agreement or understanding that the parties may have had.

12.      MODIFICATION OF AGREEMENT

12.1 No modification of this Agreement shall be binding on Linktone or MC unless made in writing and signed on behalf of the party against whom the enforcement of such modification is sought.

13.      ARBITRATION

13.1 All disputes, differences or questions between the parties with respect to any matter arising out of or relating to this Agreement shall first be handled by the parties through amicable discussions. Provided that such discussions are not successful, either party may submit the said dispute, difference or question to the arbitration commission in Hong Kong, which shall be conducted in accordance with the commission's arbitration rules in effect at the time of applying for arbitration. The arbitration tribunal shall consist of three (3) arbitrators appointed in accordance with the said rules and the proceedings shall take place in Hong Kong and be conducted in the English language.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

SHANGHAI LINKTONE CONSULTING CO., LTD.        SHANGHAI WEILAN COMPUTER CO., LTD.

By: /s/ Nick Zhang                            By: /s/ Nick Zhang
   -----------------------------------           -------------------------------
Name:                                         Name:
Title:                                        Title:

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MITSUBISHI CORPORATION

By: /s/ Hajime Kimura
   ----------------------------
Name:  Hajime Kimura
Title: Division COO
       ECommerce Division

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